UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

December 7, 2004

MONOLITHIC POWER SYSTEMS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-51026	77-0466789
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

983 University Avenue, Building A

Los Gatos, California 95032

(Address of principal executive offices) (Zip Code)

(408) 357-6600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

The information contained in Item 8.01 of this Current Report is being filed pursuant to “Item 8.01 Other Events.”

On December 7, 2004, the Compensation Committee of the Board of Directors of the Registrant amended the Registrant’s standard form of option agreement for officers and employees to provide for a period of thirty days within which an optionee may exercise an option after such optionee ceases to be a service provider of the Registrant before such option terminates. Such standard form of agreement is attached hereto as Exhibit 9.01(c)(1).

On December 7, 2004, the Compensation Committee of the Board of Directors of the Registrant also amended the Registrant’s standard form of option agreement for outside directors to provide for a period of thirty days within which an optionee may exercise an option after such optionee ceases to be a service provider of the Registrant before such option terminates and to state the vesting schedule(s) for such option in accordance with the Registrant’s 2004 Equity Incentive Plan. Such standard form of agreement is attached hereto as Exhibit 9.01(c)(2).

Item 9.01 Financial Statements and Exhibits

Item 9.01 (a) Inapplicable.

Item 9.01 (b) Inapplicable.

Item 9.01 (c) Exhibits.

Exhibit	Description
9.01(c)(1)	Standard Form of Option Agreement for Officers and Employees.
9.01(c)(2)	Standard Form of Option Agreement for Directors.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

December 7, 2004

By:	/s/ Tim Christoffersen
Tim Christoffersen, Chief Financial Officer and Secretary (Principal Financial and Accounting Officer and Duly Authorized Officer)

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Index to Exhibits

Exhibit	Description
9.01(c)(1)	Standard Form of Option Agreement for Officers and Employees.
9.01(c)(2)	Standard Form of Option Agreement for Directors.